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                                                                    EXHIBIT 99.6

                           CONSENT OF ROBERT S. MILLER


                  I hereby consent to being named as a person who will become a director of MotivePower Industries, Inc., a Pennsylvania corporation ("MotivePower"), in connection with the consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger, dated as of June 2, 1999, among MotivePower and Westinghouse Air Brake Company, a Delaware corporation, in the Registration Statement on Form S-4 to be filed by MotivePower with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.


Signature:  /s/ Robert S. Miller
            ------------------------
               Robert S. Miller